Magnite, Inc. 8-K

Exhibit 99.1

Press Release

Magnite to Acquire SpotX

Deal Creates Largest Independent CTV & Video Advertising Platform

●	Full year 2020 combined company estimated non-GAAP net revenue would have been $350 million on a pro forma basis(1)(2)
●	Combined company Connected TV (CTV) & video net revenue would have represented approximately 67% of total company preliminary non-GAAP pro forma net revenue(1)(2) in Q4 2020
●	On a combined basis, the CTV business would have nearly tripled to $42 million in Q4 2020 versus Magnite standalone, or approximately 34% of Q4 2020 preliminary non-GAAP pro forma net revenue(1)(2)
●	The non-CTV video business of the combined company would have represented approximately 33% of Q4 2020 preliminary non-GAAP pro forma net revenue(1)(2)
●	SpotX total preliminary non-GAAP net revenue(1)(2) for 2020 was $116 million, of which $67 million was CTV
●	Purchase price consists of $560 million in cash and 14 million shares of Magnite stock, for a total of $1.17 billion based on the closing price of Magnite stock as of February 4, 2021
●	Magnite’s preliminary results for Q4 2020 include
○	GAAP Revenue of $82 million, up 69% on an as-reported basis, and up 20% on a pro forma basis from Q4 2019, with CTV revenue of $15.3 million, up 53% on a pro forma basis(1)
○	Net income of $5.8 million and Adjusted EBITDA(3) of $29.9 million, representing a 36% adjusted EBITDA margin(4)

LOS ANGELES--(BUSINESS WIRE)--Feb. 04, 2021--Magnite (Nasdaq: MGNI), the largest independent sell-side advertising platform, today announced that it has entered into a definitive agreement to acquire SpotX from RTL Group for $1.17 billion in cash and stock. SpotX is one of the leading platforms shaping CTV and video advertising globally.

Together, Magnite and SpotX will create the largest independent CTV and video advertising platform in the programmatic marketplace. The combined company will provide better support for sellers, create an alternative to the CTV advertising market’s largest players, and greatly improve scale and efficiency for buyers.

“Sellers have been looking for a scaled independent alternative to the giant companies who dominate the CTV marketplace,” said Michael Barrett, President & CEO of Magnite. “The combination of Magnite and SpotX will make this a reality by bringing together the best CTV technologies and teams at a critical time. Ad-supported CTV is just beginning to draw budgets from linear TV and we will be well-positioned to participate in the strongest segment of industry growth for the foreseeable future.”

“As CTV flourishes and the media industry continues to turn to programmatic, there is a huge opportunity for an independent scaled company to offer the single most comprehensive technology in the market,” said Mike Shehan, Co-Founder and CEO at SpotX. “We built SpotX with the mission of becoming the leading global video advertising platform, and our goal is now coming to fruition with Magnite. I am thrilled about what we will achieve together.”

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Thomas Rabe, CEO of RTL Group, added: “We are excited about the combination of SpotX and Magnite, two leading CTV advertising providers. This transaction allows for significant value creation and upside potential for the parties, sellers and advertisers in the growing CTV market. We look forward to participating in the future success of SpotX and Magnite as shareholders in the combined entity.”

Together, Magnite and SpotX will serve some of the world’s leading programmers, broadcasters, platforms and device manufacturers, including A+E Networks, Crackle Plus, The CW Network, Discovery, Disney/Hulu, Electronic Arts, Fox Corporation, fuboTV, Microsoft, Newsy, Philo TV, Pluto TV, Roku, Samsung, Sling TV, Tubi, ViacomCBS, Vizio, Vudu, WarnerMedia and Xumo.

Magnite’s expanded technical capabilities and teams will be able to move more quickly and cater to a broader set of client needs, including sellers that are newer to the world of programmatic and those who have mature, programmatic-only operations. Likewise, the acquisition will make it easier for brands and agencies to buy premium CTV inventory at scale with standard features and a single, addressable pool of audiences.

Transaction Details

Magnite is targeting in excess of $35 million in run-rate operating cost synergies, with more than half of the synergies realized within the first year of combined operations.

Magnite plans to finance the transaction with cash on hand, 14 million shares issued to RTL Group and committed financing from Goldman Sachs. The company expects the transaction to close in the second quarter of 2021, subject to receipt of regulatory approvals and satisfaction of customary closing conditions. Until the transaction closes, both companies will continue to operate independently.

Goldman Sachs and LUMA Partners acted as financial advisors to Magnite and Goldman Sachs is providing committed financing for the transaction. Gibson Dunn provided legal counsel to Magnite.

Magnite will discuss additional details about the transaction and Q4 2020 results on its Q4 2020 earnings conference call on Wednesday, February 24th.

Notes:

(1)	Combined pro forma non-GAAP net revenue includes (i) preliminary unaudited non-GAAP net revenue for SpotX for 2020 or Q4, as applicable; (ii) preliminary unaudited non-GAAP net revenue for Magnite for 2020 or Q4, as applicable; and (iii) with respect to full year 2020, Telaria’s unaudited non-GAAP net revenue for Q1 2020 (since the Telaria merger closed on April 1, 2020, and therefore Telaria Q1 2020 results are not represented in Magnite’s full year 2020 reported results).
(2)	Non-GAAP net revenue is a non-GAAP financial measure. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.
(3)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.
(4)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by GAAP revenue. A reconciliation of net loss to Adjusted EBITDA is included at the end of this press release.

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Fourth Quarter 2020 Results Conference Call and Webcast

The Company will host a conference call on February 24, 2020 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its fourth quarter of 2020.

Live conference call
Toll-free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Magnite conference call
Simultaneous audio webcast:	investor.magnite.com under "Events and Presentations"
Conference call replay
Toll-free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10151407
Webcast link:	investor.magnite.com under "Events and Presentations”

About Magnite

We’re Magnite (NASDAQ: MGNI), the world’s largest independent sell-side advertising platform. Publishers use our technology to monetize their content across all screens and formats—including desktop, mobile, audio and CTV. And the world's leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. Anchored in sunny Los Angeles, bustling New York City, historic London, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM and APAC.

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Forward Looking Statements

This press release may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning the proposed acquisition of SpotX and/or the anticipated benefits thereof; completion of the proposed acquisition of SpotX on anticipated terms and timing; potential impacts of the COVID-19 pandemic on our business operations, financial condition, and results of operations and on the world economy; our anticipated financial results; strategic objectives, including our focus on connected television ("CTV"), mobile, video, header bidding, Demand Manager, identity solutions and private marketplace opportunities; investments in our business; development of our technology; the elimination of third-party cookies and the shift to a publisher focused identity regime; industry growth rates for ad-supported CTV and the shift in video consumption from linear TV to CTV; introduction of new offerings; the impact of our traffic shaping technology on our business; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our CTV, mobile, video and private marketplace offerings; sales growth; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; certain statements regarding future operational performance measures including ad requests, fill rate, paid impressions, average CPM, take rate, and advertising spend; benefits from supply path optimization; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: the possibility that the closing conditions to the proposed acquisition of SpotX may not be satisfied or waived, including that a governmental entity may not grant a required regulatory approval; delay in closing the proposed acquisition of SpotX or the possibility of non-consummation of the transaction; risks inherent in the achievement of anticipated synergies and the timing thereof; the finalization of our results and SpotX’s results for the fourth quarter and full year 2020 and the audit of their respective 2020 financial statements; our ability to successfully integrate the SpotX business, and realize the anticipated benefits of the acquisition; the severity, magnitude, and duration of the COVID-19 pandemic, including impacts of the pandemic and of responses to the pandemic by governments, business and individuals on our operations, personnel, buyers, sellers, and on the global economy and the advertising marketplace; our ability to grow and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers of digital advertising inventory, or publishers, and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our reliance on large sources of advertising demand, including demand side platforms ("DSPs") that may have or develop high-risk credit profiles or fail to pay invoices when due, including as a result of general liquidity constraints experienced by buyers from the COVID-19 pandemic, which has caused certain buyers to delay payments or seek revised payment terms; our ability to maintain and grow a supply of advertising inventory from sellers and to fill the increased inventory; the effect on the advertising market and our business from difficult economic conditions or uncertainty; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; the ability of buyers and sellers to establish direct relationships and integrations; our ability to cause buyers and sellers to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms, including CTV; our reliance on large aggregators of advertising inventory, and the concentration of CTV among a small number of large publishers that enjoy significant negotiating leverage; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends, including shifts in linear TV to CTV, digital advertising growth from desktop to mobile channels and other platforms and from display to video formats and the introduction and market acceptance of Demand Manager; uncertainty of our estimates and expectations associated with new offerings, the possibility of lower take rates and the need to grow through increasing the volume and/or value of transactions on our platform and increasing our fill rate; our vulnerability to the depletion of our cash resources as a result of the adverse impacts of the COVID-19 pandemic, or as we incur additional investments in technology required to support the increased volume of transactions on our exchange and to develop new offerings; our ability to support our growth objectives in light of reduced resources resulting from the cost reduction initiatives that we implemented; our ability to raise additional capital if needed; our limited operating history and history of losses; our ability to continue to expand into new geographic markets and grow our market share in existing markets; our ability to adapt effectively to shifts in digital advertising; increased prevalence of ad-blocking or cookie-blocking technologies and the slow adoption of common identifiers; the development and use of proprietary identity solutions as a replacement for third party cookies and other identifiers currently used in our platform; the slowing growth rate of desktop display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook, Google and Amazon); the adoption of programmatic advertising by CTV publishers; the effects, including loss of market share, of increased competition in our market and increasing concentration of advertising spending in a small number of very large competitors; the effects of consolidation in the ad tech industry; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings and compete effectively to combat commodification and disintermediation; the effects of buyer transparency initiatives we may undertake; requests for discounts, fee concessions or revisions, rebates, refunds, favorable payment terms; our ability to ensure a high level of brand safety for our clients and to detect “bot” traffic and other fraudulent or malicious activity; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; political uncertainty and the ability of the company to attract political advertising spend; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; and our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.

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We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q for 2020. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures:

In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include, but are not limited to, non-GAAP net revenue and Adjusted EBITDA, each of which is discussed below.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of revenue to pro-forma non-GAAP Net Revenue” and "Reconciliation of net income (loss) to Adjusted EBITDA,” included as part of this press release.

Non-GAAP Net Revenue:

We define non-GAAP net revenue as GAAP revenue less amounts paid to sellers that are included within cost of revenue for the portion of our revenue or SpotX’ revenue, as applicable, that is reported on a gross basis. Non-GAAP net revenue would represent our revenue if we were to record all of our revenue on a net basis. Non-GAAP net revenue does not represent revenue reported on a GAAP basis. Non-GAAP net revenue is a useful measure in assessing the performance of our business and the business of SpotX because it shows the operating results of our business and the business of SpotX on a consistent basis without the effect of differing revenue reporting (gross vs. net) that is applied under GAAP across different types of transactions, and facilitates comparison of our results to the results of companies that report all of their revenue on a net basis.

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Adjusted EBITDA:

We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, non-operational real estate expense (income), net, and provision (benefit) for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

●	Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
●	Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.
●	Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
●	Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:
●	Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
●	Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
●	Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.
●	Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets, merger related severance costs, and changes in the fair value of contingent consideration.
●	Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.
●	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, non-operational real estate expenses or income, or contractual commitments.
●	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
●	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Investor Relations

Nick Kormeluk

949-500-0003

nkormeluk@magnite.com

Media Relations

Charlstie Veith

516-300-3569

cveith@magnite.com

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MAGNITE, INC.

RECONCILIATION OF REVENUE TO PRO-FORMA NON-GAAP NET REVENUE

PRELIMINARY AND UNAUDITED

(In thousands)

	Three Months Ended			Year Ended
	December 31, 2020			December 31, 2020
	Magnite, Inc.	SpotX, Inc.	Pro forma Combined	Magnite, Inc.	Telaria, Inc.	SpotX, Inc.	Pro forma Combined
Revenue	$82,003	$71,482	$153,485	$221,628	$15,038	$170,591	$407,257
Less amounts paid to sellers reflected in cost of revenue	1,048	26,225	27,273	2,026	607	54,669	57,302
Non GAAP NET REVENUE	$80,955	$45,257	$126,212	$219,602	$14,431	$115,922	$349,955

MAGNITE, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

PRELIMINARY AND UNAUDITED

(In thousands)

Three Months Ended
December 31, 2020
Net income	$5,752
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	5,084
Amortization of acquired intangibles	8,007
Stock-based compensation expense	7,205
Acquisition and related items	559
Non-operational real estate expense (income), net	(5)
Interest income, net	62
Foreign exchange (gain) loss, net	3,065
Provision for income taxes	160
Adjusted EBITDA	$29,889

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